Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to the Employment Agreement (the “Employment Agreement”), effective as of January 9, 2012 and amended thereafter, by and between Ampio Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Michael Macaluso (the “Executive”) is made as of March 9, 2017 (“Amendment Date”).

WHEREAS, the Company and the Executive (together, the “Parties”) entered into the Employment Agreement;

WHEREAS, the Company and the Executive desire to extend the term of the Employment Agreement through January 9, 2020; and

WHEREAS, the Parties have agreed to modify the Employment Agreement.

NOW, THEREFORE, the Parties agree as follows:

1. The first sentence of Section 1 of the Employment Agreement shall be replaced in its entirety with the following sentence:

“The Company hereby agrees to employ Employee and Employee hereby accepts such employment with the Company for the period through January 9, 2020.

2. There shall be added to the end of Section 3(d) the following sentence:

“If a Bonus is granted by the Compensation Committee during a Trading Window (as defined in the Company’s Statement of Insider Trading Policy), Executive shall have 24 hours to elect to have the Bonus paid in cash or in Common Stock of the Company pursuant to the Company’s 2010 Stock and Incentive Plan.”

3. In connection with the Amendment, the Compensation Committee of the Company hereby agrees to grant to the Chief Executive Officer a non-qualified option to purchase 400,000 shares of the Company’s Common Stock effective as of the date of this amendment, 133,333 shares of which will vest on each of January 9, 2018 and January 9, 2019 and 133,334 shares of which will vest on January 9, 2020.

4. All other provisions of the Employment Agreement, including the annual salary of $300,000, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereby have executed this Amendment as of the Amendment Date written above.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Philip H. Coelho
Name:	Philip H. Coelho
Its:	Board Member and Chairman of the Compensation Committee

/s/ Michael Macaluso
MICHAEL MACALUSO

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